As filed with the Securities and Exchange Commission on December 7, 2021.

Registration No. 333-260923

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No. 2 to

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Genenta Science S.p.A.
(Exact name of registrant as specified in its charter)

Republic of Italy	2836	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number	(I.R.S. Employer Identification Number)

Pierluigi Paracchi Chief Executive Officer Via Olgettina No. 58 20132 Milan, Italy Tel: +39-02-2643-4681	Cogency Global Inc. 122 East 42nd Street, 18th Floor New York, New York 10168 Tel: +1.800.221.0102
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq. Norwood P. Beveridge, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Tel: +1.212.407.4000	Thomas S. Levato, Esq. Ettore A. Santucci, Esq. Goodwin Procter LLP 620 Eighth Avenue New York, New York 10018 Tel: +1.212.813.8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company [X]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Genenta Science S.p.A. is filing this Amendment No. 2 to its registration statement on Form F-1 (File No. 333-260923) as an exhibit-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 8 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Part II

 Information Not Required in Prospectus

Item 8. Exhibits and Financial Statement Schedules

Exhibits:

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement**
3.1	Deed of Incorporation of Genenta Science S.p.A.**
3.2	By-laws of Genenta Science S.p.A.**
4.1	Form of Deposit Agreement**
4.2	Form of American Depositary Receipt (included in exhibit 4.1)**
4.3	Form of Underwriter’s Warrant**
4.4	Form of Subscription Agreement for Reserved Offering**
5.1	Opinion of Giovanelli and Associates, Italian counsel to Genenta**
10.1#	License Agreement between Ospedale San Raffaele S.r.l. and Genenta Science S.r.l. dated December 15, 2014 (OSR License Agreement)**
10.2#	First Amendment to the OSR License Agreement dated March 16, 2017**
10.3#	Second Amendment to the OSR License Agreement dated February 1, 2019**
10.4#	Third Amendment to the OSR License Agreement dated December 23, 2020**
10.5#	Sponsored Research Agreement with OSR dated February 12, 2021**
10.6	Know-How License Agreement with Fondazione Telethon dated February 2, 2016**
10.7 #	Master Service Agreement dated March 6, 2019 between Molecular Medicine S.p.A. and Genenta Science S.r.l.*
10.8	Form of 2021-2025 Genenta Science Employee Share Option Plan with Chairman Sub-Plan**
10.9	Form of Employment Agreement of Pierluigi Paracchi**
10.10	Form of Employment Agreement of Carlo Russo**
10.11	Form of Employment Agreement of Richard Slansky**
10.12	Fourth Amendment to the OSR License Agreement dated September 28, 2021**
23.1	Consent of Mayer Hoffman McCann, P.C. **
23.2	Consent of Giovanelli and Associates, Italian counsel to Genenta (included in Exhibit 5.1).**
24.1	Power of Attorney (included on the signature page of this Registration Statement).**

*	Filed herewith
**	Previously filed
#	Portions of this exhibit (indicated by markouts) have been redacted in compliance with Regulation S-K Item 601(b)(10)(iv).

Financial Statement Schedules:

All financial statement schedules have been omitted because either they are not required, are not applicable or the information required therein is otherwise set forth in the Company’s financial statements and related notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Milan, Italy on December 7, 2021.

Genenta Science S.p.A.

By:	/s/ Pierluigi Paracchi
Name:	Pierluigi Paracchi
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form F-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pierluigi Paracchi	Chief Executive Officer and Vice Chairman	December 7, 2021
Pierluigi Paracchi	(Principal Executive Officer)
/s/ Richard Slansky	Chief Financial Officer	December 7, 2021
Richard Slansky	(Principal Financial and Accounting Officer)
*	Director	December 7, 2021
Roger Abravanel
*	Director	December 7, 2021
Daniela Bellomo
*	Director	December 7, 2021
Guido Guidi
*	Director	December 7, 2021
Luca Guidotti
*	Chairman of the Board and Director	December 7, 2021
Stephen Squinto
*	Director	December 7, 2021
Anthony Marucci

*By	/s/ Pierluigi Paracchi
Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Cogency Global Inc., the duly authorized representative in the United States of Genenta Science S.p.A., has signed this registration statement on December 7, 2021.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.